UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): February 2, 2000



                               Plasma-Therm, Inc.
             (Exact name of Registrant as specified in its charter)



       Florida                        0-12353                   04-2554632
---------------------              -------------          ----------------------
(State or other jurisdiction      (Commission File             IRS Employer
   of incorporation)                  Number)             Identification Number)



       10050 16th Street North
       St. Petersburg, Florida                                    33716
   -----------------------------------                    ----------------------
 (Address of principal executive offices)                       (Zip Code)


                                 (727) 577-4999
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

Item 1.   Changes in Control of Registrant.
------    --------------------------------

          On January 28, 2000, Volcano Acquisition Corp. (the "Purchaser"), a Florida corporation and a wholly owned subsidiary of Oerlikon-Buhrle USA, Inc.("Parent"), a Delaware corporation, completed its tender offer (the "Offer") for all of the outstanding shares of voting common stock, par value $.01 per share ("Common Stock"), of the Company, by accepting for payment all of the approximately 10,629,473 shares (the "Shares") of Common Stock which were validly tendered and not withdrawn. Upon completion of the Offer, which was made pursuant to the Agreement and Plan of Merger, dated as of December 20, 1999, among the Company, Parent and the Purchaser (the "Merger Agreement"), Parent acquired beneficial ownership of the Shares which represent approximately 94.46% of the outstanding Common Stock. The Purchaser purchased and paid for the Shares on February 2, 2000. The Merger Agreement provides that after the purchase of the Shares pursuant to the Offer, the Purchaser will be merged with and into the Company (the "Merger") on the business day on which certain conditions in the Merger Agreement are satisfied or waived. Parent's press release of January 28, 2000 announcing the completion of the Offer is filed as an exhibit hereto and is incorporated herein by this reference.

          Based on the number of shares validly tendered and not withdrawn pursuant to the Offer as set forth in the Parent press release of January 28, 2000 and a price per share of Common Stock of $12.50, the Purchaser has paid approximately $133 million, in cash, for the Shares accepted pursuant to the Offer. The Purchaser obtained these funds from Parent. Parent obtained these funds from existing cash balances.

          In accordance with the Merger Agreement, upon completion of the Merger, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

          (a)   Financial statements of business acquired.

                      Not applicable

          (b)   Pro Forma financial information.

                      Not applicable

          (c)   Exhibits.



Exhibit Number                    Description
--------------                    -----------

    99.1                          Parent Press Release dated January 28, 2000



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            PLASMA-THERM, INC.


                                            By:  /s/ Stacy L. Wagner
                                               ---------------------------------
                                                 Stacy L. Wagner
                                                 Chief Financial Officer,
                                                 Treasurer and Corporate
                                                 Secretary



Date:    February 14, 2000


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